Exhibit 5.2

April 13, 2018

Seaspan Corporation
Unit 2, 2nd Floor, Bupa Centre
141 Connaught Road West
Hong Kong, China

Ladies and Gentlemen:

We have examined the Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in the form in which it is to be filed today by Seaspan Corporation, a Marshall Islands corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) relating to (A) the offer and sale by the Company of (i) shares of class A Common Shares, par value $0.01 per share, of the Company (the “Common Shares”), (ii) shares of preferred shares, par value $0.01 per share, of the Company (the “Preferred Shares”), (iii) convertible preferred shares, (iv) debt securities (the “Non-Convertible Debt Securities”), (v) convertible debt securities (the “Convertible Debt Securities” and, together with the Convertible Debt Securities, the “Debt Securities”), (vi) guarantees of debt securities (the “Guarantees of Debt Securities”), (vii) warrants to purchase Common Shares (the “Warrants”) and (viii) stock purchase units (the “Stock Purchase Units,” and together with the Common Shares, the Preferred Shares, the Debt Securities, the Guarantees of Debt Securities and the Warrants, the “New Company Securities”), and (B) the offer and sale by shareholders of the Company of (i) 2,514,996 Class A shares (the “Outstanding Shareholder Class A Shares”) and 1,986,449 series D preferred shares (the “Outstanding Shareholder Preferred Shares” and, together with the Outstanding Shareholder Class A Shares, the “Outstanding Shareholder Shares”), and (ii) 38,461,539 Class A shares (the “Issuable Class A Shares”) issuable pursuant to the exercise of warrants.

The Registration Statement includes two prospectuses. One prospectus relates to the New Company Securities, Outstanding Shareholder Class A Shares and the Issuable Class A Shares (the “Securities Prospectus”) and the other prospectus relates to the Outstanding Shareholder Preferred Shares (the “Preferred Shares Prospectus” and, together with the Securities Prospectus, the “Prospectuses”).

The Debt Securities will be issued pursuant to an Indenture (the “Debt Securities Indenture”) proposed to be entered into between the Company, as issuer, and a trustee (the “Trustee”), a copy of which is filed as Exhibit 4.14 to the Registration Statement in the case of Non-Convertible Debt Securities and as Exhibit 4.15 to the Registration Statement in the case of Convertible Debt Securities. A particular series of Debt Securities will be established either by a supplement to the Indenture or by an Officer’s Certificate thereunder (a “Debt Securities Indenture Document”).

Each Debt Securities Indenture Document will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a current report on Form 6-K incorporated in such Registration Statement by reference.

As counsel to the Company, we have reviewed the originals, or copies identified to our satisfaction, of the Registration Statement, the Prospectuses, the certificate of incorporation and by-laws of the Company, as amended, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that:

With respect to the Debt Securities, when (i) the issuance of the Debt Securities and approval of the final terms thereof have been duly authorized by the Company by appropriate corporate action, and (ii) the Debt Securities, in the form included in the Debt Securities Indenture incorporated by reference as an exhibit to the Registration Statement (with such changes or additions as permitted in the Debt Securities Indenture), have been duly executed and delivered by the Company and the Debt Securities have been duly authenticated by the Trustee pursuant to the Debt Securities Indenture and delivered and paid for in accordance with the applicable underwriting or other agreement and (iii) with respect to Convertible Debt Securities, (x) the issuance of such Common Shares or other securities of the Company has been duly authorized by appropriate corporate action, (y) the Securities are presented for conversion in accordance with the terms thereof and (z) the Common Shares or other securities of the Company have been duly executed by the Company and duly delivered upon such conversion to the persons entitled thereto, in accordance with the terms of such Securities, the Debt Securities will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

We do not express or purport to express any opinion with respect to laws other than the laws of the State of New York.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectuses under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ White & Case LLP